Exhibit 1.1
EXECUTION COPY
$360,000,000
POLYONE CORPORATION
7.375% SENIOR NOTES DUE 2020
UNDERWRITING AGREEMENT
September 13, 2010

September 13, 2010
Banc of America Securities LLC
Morgan Stanley & Co. Incorporated
Wells Fargo Securities, LLC
          As Representatives of the Underwriters
          named in Schedule I hereto
c/o Banc of America Securities LLC
     One Bryant Park
     New York, New York 10036
Ladies and Gentlemen:
     PolyOne Corporation, an Ohio corporation (the “Company”), proposes to issue and sell to the several Underwriters named in Schedule I (the “Underwriters”), acting severally and not jointly, the respective amounts set forth in such Schedule I of $360,000,000 principal amount of its 7.375% Senior Notes due 2020 (the “Securities”) to be issued pursuant to the provisions of an Indenture dated as of September 24, 2010 (the “Base Indenture”) between the Company and Wells Fargo Bank, N.A. (the “Trustee”), as supplemented by the supplemental indenture dated as of September 24, 2010 (the “Supplemental Indenture,” together with the Base Indenture, the “Indenture”). Banc of America Securities LLC, Morgan Stanley & Co. Incorporated and Wells Fargo Securities, LLC have agreed to act as representatives of the several Underwriters (in such capacity, the “Representatives”) in connection with the offering and sale of the Notes.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus, on Form S-3, Registration Statement File No. 333-162856, relating to the securities (the “Shelf Securities”), including the Securities, to be issued from time to time by the Company. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430B under the Securities Act of 1933, as amended (the “Securities Act”), is hereinafter referred to as the “Registration Statement”, and the related prospectus covering the Shelf Securities dated November 13, 2009 in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” the term “preliminary prospectus” means any preliminary form of the Prospectus and the term “Preliminary Prospectus” means the preliminary prospectus dated September 10, 2010. For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act, “Time of Sale Prospectus” means the Preliminary Prospectus together with the free writing prospectuses, if any, each identified in Schedule II hereto, and “broadly available road show” means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person. As used herein, the terms “Registration Statement,” “Basic Prospectus,” “preliminary prospectus,” “Preliminary Prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration

Statement, the Basic Prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, any preliminary prospectus or free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties. The Company represents and warrants to, and agrees with each of the Underwriters, that:
     (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, and no proceedings for such purposes are pending before or threatened by the Commission. The Company has complied with each request (if any) from the Commission for additional information.
     (b) (i) Each document, if any, filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”), (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iii) the Registration Statement as of the date hereof does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (iv) the Registration Statement and the Prospectus comply, and as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (v) the Time of Sale Prospectus does not, and at the time of each sale of the Securities in connection with the offering when the Prospectus is not yet available to prospective purchasers and at the Closing Date (as defined in Section 4), the Time of Sale Prospectus, as then amended or supplemented by the Company, if applicable, will not, contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (vi) each broadly available road show, if any, when considered together with the Time of Sale Prospectus, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vii) as of its date, the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to (A) statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein as set forth in Section 8(b) or (B) that part of the Registration Statement that constitutes the Statement of Eligibility (Form T-1) under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) of the trustee named therein.
     (c) The Company is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder and does not conflict or will not conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. Except for the free writing prospectuses, if any, identified in Schedule II hereto forming part of the Time of Sale Prospectus, and broadly available road shows, if any, each furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, which shall not be unreasonably withheld, prepare, use or refer to, any free writing prospectus.
     (d) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
     (e) The Company is subject to and in compliance with the reporting requirements of Section 13 or Section 15(d) of the Exchange Act.
     (f) The Company has not paid or agreed to pay to any person any compensation for soliciting another to purchase any Securities of the Company (except as contemplated by this Agreement).
     (g) The Company has not taken, directly or indirectly (other than indirectly by means of any action taken by the Underwriters, as to which the Company makes no representation), any action designed to cause or which has constituted or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.
     (h) Each of the Company and its subsidiaries has been duly incorporated or organized, as the case may be, and is validly existing as a corporation, limited liability company or partnership in good standing under the laws of the jurisdiction in which it is chartered or organized with full corporate, limited liability company or partnership power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified to do business or be in good standing as a foreign corporation could not reasonably be expected to result in a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).
     (i) All the outstanding shares of capital stock or other equity interests of each wholly-owned subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Time of Sale Prospectus and the Prospectus, all outstanding shares of capital stock or other equity interests of the wholly-owned subsidiaries are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances, except for security interests, claims, liens or encumbrances that could not reasonably be expected to result in a Material Adverse Effect.
     (j) The Company’s authorized equity capitalization as of June 30, 2010 is as set forth in the latest balance sheet incorporated by reference into the Time of Sale Prospectus and the Prospectus.
     (k) The statements in the Time of Sale Prospectus and the Prospectus under the headings “Description of Debt Securities,” “Material Federal Tax Considerations” and in the Registration Statement under Item 15 insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.
     (l) This Agreement has been duly authorized, executed and delivered by the Company.
     (m) The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, when duly executed and delivered by the Company and the Trustee, (assuming the Indenture is the valid and binding obligation of the Trustee) will constitute a legal, valid, and binding instrument of the Company enforceable against the Company in accordance with its terms except as the enforcement thereof may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights and remedies generally or, by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (n) The Securities have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, when executed by the Company and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters, will constitute the valid and binding obligations of the Company entitled to the benefits of the Indenture and enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including without limitation, all laws relating to fraudulent transfer), reorganization, moratorium or other similar laws relating to or affecting enforcement of creditors’ rights and remedies generally or, by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (o) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Indenture, except as have been obtained or made and such as may be required under the Securities Act and the rules and regulation thereunder, the Exchange Act and the rules and regulations thereunder and as may be required under the blue sky laws of any jurisdiction.
     (p) Neither the execution and delivery of this Agreement or the Supplemental Indenture, the issuance and sale of the Securities, nor the consummation of any other of the transactions contemplated herein or therein, nor the fulfillment of the terms hereof, will conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to (i) the charter or bylaws of the Company or (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, except, in the case of clause (ii) only, as could not be reasonably expected to have a Material Adverse Effect.
     (q) Neither the execution and delivery of this Agreement or the Supplemental Indenture, the issuance and sale of the Securities, nor the consummation of any other of the transactions contemplated herein or therein, nor the fulfillment of the terms hereof, will conflict with or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of its or their properties, except as could not be reasonably expected to have a Material Adverse Effect.
     (r) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein); the selected financial data set forth under the caption “Prospectus Supplement Summary—Summary Historical Financial Data” in the Time of Sale Prospectus and the Prospectus fairly presents, on the basis stated in the Time of Sale Prospectus and the Prospectus, the information included therein.
     (s) To the knowledge of the Company, the consolidated historical financial statements and schedules of Oxy Vinyls, LP (“OxyVinyls”) incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of OxyVinyls as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).
     (t) To the knowledge of the Company, the consolidated historical financial statements and schedules of SunBelt Chlor-Alkali Partnership (“SunBelt”) incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly in all material respects the financial condition, results of operations and cash flows of SunBelt as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Securities Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).
     (u) Except for such actions, suits or proceedings that are accurately described in the Time of Sale Prospectus and the Prospectus, no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to result in a material adverse effect on the performance of this Agreement or the Indenture or the consummation of any of the transactions contemplated hereby; or (ii) could reasonably be expected to result in a Material Adverse Effect; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required.
     (v) Neither the Company nor any subsidiary is in violation or default of (i) any provision of its charter or bylaws; (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject; or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of clause (ii) or (iii) for the Company and its subsidiaries and clause (i) for the Company’s subsidiaries only, for such violation or default that could not reasonably be expected to result in a Material Adverse Effect.
     (w) Each of (i) Ernst & Young LLP, who have certified certain financial statements of (A) the Company and its consolidated subsidiaries and (B) SunBelt and delivered their reports with respect to the audited consolidated financial statements and schedules incorporated by reference in the Time of Sale Prospectus and the Prospectus, and (ii) KPMG LLP, who have certified certain financial statements of Oxy Vinyls and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules incorporated by reference in the Time of Sale Prospectus and the Prospectus, are independent public accountants within the meaning of the Securities Act and the applicable published rules and regulations thereunder.
     (x) The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file (i) could not reasonably be expected to result in a Material Adverse Effect and other than these filings being contested in good faith, and (ii) as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not reasonably be expected to result in a Material Adverse Effect, and except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus.
     (y) No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company and its subsidiaries, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, that could reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus.
     (z) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged. All policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect, except for such failure to maintain insurance and fidelity or surety bond that could not reasonably be expected to result in a Material Adverse Effect. The Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except for such claims which individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus.
     (aa) The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in the Time of Sale Prospectus and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, in each case except as described in the Time of Sale Prospectus and the Prospectus.
     (bb) The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except for such failure to obtain such licenses, certificates, permits and other authorizations that could not reasonably be expected to result in a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus.
     (cc) The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Time of Sale Prospectus and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

     (dd) The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations and rules of common law relating to pollution or the protection of the environment, natural resources or occupational health and safety, including without limitations those relating to the release or threat of release of Hazardous Materials (“Environmental Laws”); (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses; (iii) have not received notice of any actual or potential liability for the investigation or remediation of any Hazardous Materials; (iv) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries under any Environmental Law; (v) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or controlled by the Company or any of its subsidiaries; (vi) neither the Company nor any of its subsidiaries is subject to any order, decree or agreement requiring, or otherwise obligated or required to perform any response or corrective action relating to any Hazardous Materials; (vii) neither the Company nor any of its subsidiaries has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), or any comparable state or foreign law; (viii) no property or facility of the Company or any of its subsidiaries is (a) listed or, to the knowledge of the Company, proposed for listing on the National Priorities List under CERCLA or (b) listed in the Comprehensive Environmental Response, Compensation and Liability Information System List promulgated pursuant to CERCLA, or, to the knowledge of the Company, on any comparable list maintained by any governmental authority; and (ix) there are no past or present actions, events, operations or activities which could reasonably be expected to prevent or interfere with compliance by the Company or any subsidiary with any applicable Environmental Law or to result in liability (including, without limitation, fines or penalties) under any applicable Environmental Law, except in the case of clauses (i) through (ix) hereof as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, except as described in the Time of Sale Prospectus and the Prospectus. “Hazardous Materials” means any substance, chemical, material, pollutant, waste, contaminant or constituent, which is subject to regulation under or could give rise to liability under any Environmental Law.
     (ee) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties); on the basis of such review, the Company has reasonably concluded that such associated costs and liabilities could not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, except as set forth in or contemplated in the Time of Sale Prospectus and the Prospectus.
     (ff) Each of the Company and its ERISA Affiliates, as defined below, has fulfilled its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its ERISA Affiliates are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations. Neither the Company nor any of its ERISA Affiliates has incurred any unpaid liability to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan under Title IV of ERISA. “ERISA Affiliates” shall mean any trades or businesses (whether or not incorporated) under common control within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended, with the Company.
     (gg) The statistical and market-related data included (or incorporated, if applicable) in the Time of Sale Prospectus and the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.
     (hh) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of their respective businesses as now conducted or as proposed in the Prospectus to be conducted. Except as set forth in the Time of Sale Prospectus and the Prospectus, to the knowledge of the Company and its subsidiaries, (a) there is no material infringement by third parties of any such Intellectual Property; (b) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or enforceability of any such Intellectual Property, and the Company is not aware of any facts which would form a reasonable basis for any such claim; (c) there is no pending or threatened action, suit, proceeding or claim by others that the Company infringes or otherwise misappropriates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is not aware of any other fact which would form a reasonable basis for any such claim; and (d) there is no prior act of inequitable conduct which the Company is aware that would render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, except in the case of clauses (a) through (d) above, as could not reasonably be expected to have a Material Adverse Effect.
     (ii) None of the Company, any of its subsidiaries or any agent thereof acting on any of their behalf has taken, and none of them will take, any action that could cause the issuance or sale of the Securities or the use of proceeds thereof to violate Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System.
     (jj) There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus.
     (kk) Neither the Company nor any of its subsidiaries, nor any director, officer, or employee, nor, to the Company’s knowledge, any agent or representative of the Company or of any of its subsidiaries, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Company and its subsidiaries have conducted their businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.
     (ll) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.
     (mm) (i) The Company represents that neither the Company nor any of its subsidiaries (collectively, the “Entity”) or any director or officer or, to the knowledge of the Entity, any employee, agent, affiliate or representative of the Entity, is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is:
     (A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”) , the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor
     (B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, North Korea, Sudan and Syria).
(ii) The Entity represents and covenants that it will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:
     (A) to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions; or
     (B) in any other manner that will result in a violation of Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise).
     (nn) Each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act,

complied when so filed in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder.
     Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Underwriters.
     2. Agreements to Sell and Purchase. The Company hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Company $360,000,000 aggregate principal amount of Securities at a purchase price of 98.25% of the principal amount thereof (the “Purchase Price”) plus accrued interest from September 24, 2010 to the Closing Date.
     3. Public Offering. The Company is advised by you that the Underwriters propose to make a public offering of their respective portions of the Securities as soon after this Agreement has become effective as in your judgment is advisable. The Company is further advised by you that the Securities are to be offered to the public upon the terms set forth in the Time of Sale Prospectus and the Prospectus.
     4. Payment and Delivery. Payment for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the account of the Underwriters at 9:00 a.m., New York City time, on September 24, 2010, or at such other time on the same or such other date, not later than September 30, 2010, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     The Securities shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The Securities shall be delivered to you on the Closing Date for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Securities to the Underwriters duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Underwriters shall otherwise instruct.
     5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company contained herein and are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement provided to the prospective purchasers of the Securities that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 5(a)(i) above and to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Date and that the Company has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Date.
     The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.
     (c) The Underwriters shall have received on the Closing Date an opinion of Jones Day, outside counsel for the Company, dated the Closing Date, to the effect set forth in Exhibit A. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.
     (d) The Underwriters shall have received on the Closing Date an opinion of Lisa K. Kunkle, Vice President, General Counsel and Secretary for the Company, dated the Closing Date, to the effect set forth in Exhibit B. Such opinion shall be rendered to the Underwriters at the request of the Company and shall so state therein.
     (e) The Underwriters shall have received on the Closing Date an opinion of Shearman & Sterling LLP, counsel for the Underwriters, dated the Closing Date, in form satisfactory to the Underwriters.
     (f) The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (g) The Underwriters shall have received on each of the date hereof and the Closing Date a letter, dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from KPMG LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in or incorporated by reference into the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

     (h) Prior to the Closing Date, the Company shall have furnished to (i) counsel to the Underwriters such other documents as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained and (ii) the Underwriters such further certificates and documents to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained as the Underwriters may reasonably request.
     6. Covenants of the Company. The Company covenants with each Underwriter as follows:
     (a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference therein) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(e) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.
     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Company and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Securities at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition shall exist as a result of which the Time of Sale Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition shall exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, the Company will promptly notify the Underwriters thereof and forthwith prepare and file with the Commission (to the extent required) and furnish, at its own expense, to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Time of Sale Prospectus as may be necessary so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.

     (f) If, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request.
     (h) To make generally available to the Company’s security holders and to you as soon as practicable an earning statement that shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration and delivery of the Securities under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Company and amendments and supplements to any of the foregoing, including the filing fees payable to the Commission relating to the Securities (within the time required by Rule 456(b)(1), if applicable), all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, provided that such fees and expenses of counsel shall not exceed $15,000, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Securities by the Financial Industry Regulatory Authority, (v) any fees charged by rating agencies for the rating of the Securities, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the cost of the preparation, issuance and delivery of the Securities, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution”, and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, transfer taxes payable on resale of any of the Securities by them and any advertising expenses connected with any offers they may make.
     (j) If the third anniversary of the initial effective date of the Registration Statement occurs before all the Securities have been sold by the Underwriters, prior to the third anniversary to file a new shelf registration statement and to take any other action necessary to permit the public offering of the Securities to continue without interruption.
     (k) To prepare a final term sheet relating to the offering of the Securities, containing only information that describes the final terms of the offering in a form consented to by the Representatives, and to file such final term sheet within the period required by Rule 433(d)(5)(ii) under the Securities Act following the date the final terms have been established for the offering of the Securities.
     The Company will not for a period of 60 days following the date hereof, without the prior written consent of the Representatives, offer, sell or contract to sell, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, or announce the offering of, any debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue (other than the Securities).
     7. Covenants of the Underwriters. Each Underwriter severally covenants with the Company not to take any action that would result in the Company being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Company thereunder, but for the action of the Underwriter.
     8. Indemnity and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, its selling agents, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, except in each case insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter through you expressly for use therein. The Company agrees and confirms that references to “affiliates” of Morgan Stanley & Co. Incorporated that appear in this Agreement shall be understood to include Mitsubishi UFJ Morgan Stanley Securities Co., Ltd.
          (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto, it being understood and agreed that the only such information furnished by the Underwriters consists of the second sentence of the fifth paragraph, the third sentence of the eighth paragraph and the ninth paragraph in its entirety under the caption “Underwriting” in the Time of Sale Prospectus and the Prospectus.
          (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by the Representatives, in the case of parties indemnified pursuant to Section 8(a), and by the Company, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
          (d) To the extent the indemnification provided for in Section 8(a) or 8(a) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Company on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Securities shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Securities set forth in the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Securities they have purchased hereunder, and not joint.
          (e) The Company and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
          (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Company, its officers or directors or any person controlling the Company and (iii) acceptance of and payment for any of the Securities.
     9. Termination. The Underwriters may terminate this Agreement by notice given by you to the Company, if, after the execution and delivery of this Agreement and prior to the Closing Date, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange or the NASDAQ Global Market, (ii) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency, or any change in financial markets that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to you and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or of the Company. In any such case either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Time of Sale Prospectus, the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.
     11. Entire Agreement. (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Securities, represents the entire agreement between the Company and the Underwriters with respect to the preparation of any preliminary prospectus, the Preliminary Prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Securities.
          (b) The Company acknowledges that in connection with the offering of the Securities: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Company or any other person, (ii) the Underwriters owe the Company only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement) if any, and (iii) the Underwriters may have interests that differ from those of the Company. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty, in connection with the offering of the Securities.
     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at of Banc of America Securities LLC, One Bryant Park, New York, New York 10036, Attention: High Yield Syndicate Desk, Morgan Stanley & Co. Incorporated, 1585 Broadway, New York, New York 10036, Attention: High Yield Syndicate Desk, with a copy to the Legal Department, or Wells Fargo Securities, LLC, 301 S. College Street, Charlotte, NC 28288; and if to the Company shall be delivered, mailed or sent to PolyOne Corporation at 33587 Walker Road, Avon Lake, Ohio 44012.

Very truly yours, POLYONE CORPORATION
By:	/s/ Arif Ahmed
	Name:	Arif Ahmed
	Title:	Vice President and Treasurer

Accepted as of the date hereof
     Banc of America Securities LLC
     Morgan Stanley & Co. Incorporated
     Wells Fargo Securities, LLC
          Acting on behalf of itself and as the
          Representatives of the several Initial
          Purchasers

Banc of America Securities LLC
By:	/s/ Christopher Kelly Wall
	Name:	Christopher Kelly Wall
	Title:	Managing Director

Morgan Stanley & Co. Incorporated
By:	/s/ Kevin Emerson
	Name:	Kevin Emerson
	Title:	Authorized Signatory

Wells Fargo Securities, LLC
By:	/s/ Jacob Petkovich
	Name:	Jacob Petkovich
	Title:	Director

SCHEDULE I

Aggregate
Principal
Amount of
Securities to be
Underwriters	Purchased
Banc of America Securities LLC	$126,000,000
Morgan Stanley & Co. Incorporated	108,000,000
Wells Fargo Securities, LLC	54,000,000
BB&T Capital Markets, a division of Scott & Stringfellow, LLC	27,000,000
KeyBanc Capital Markets Inc.	27,000,000
PNC Capital Markets LLC	9,000,000
U.S. Bancorp Investments, Inc.	9,000,000

Total	$360,000,000

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SCHEDULE II
Time of Sale Prospectus
     1. Pricing Supplement issued September 13, 2010, attached as Annex A to this Schedule II.

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ANNEX A TO SCHEDULE II
Filed pursuant to Rule 433
Registration Number 333-162856
September 13, 2010
POLYONE CORPORATION
Final Pricing Term Sheet
This Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement, dated September 10, 2010. The information in this Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent it is inconsistent with the information in the Preliminary Prospectus Supplement.

Issuer:	PolyOne Corporation

Securities:	7.375% Senior Notes due 2020

Size:	$360,000,000

Maturity:	September 15, 2020

Coupon (Interest Rate):	7.375%

Yield to Maturity:	7.375%

Spread to Benchmark Treasury:	T+462 bps

Benchmark Treasury:	UST 2.625% due August 15, 2020

Interest Payment Dates:	March 15 and September 15 of each year payable to the holders of record on the March 1 or September 1, immediately preceding such date. First interest payment date March 15, 2011.

Net Proceeds to Issuer before Expenses:	$353,700,000

Optional Redemption:	Beginning on September 15, 2015, the Issuer may redeem all or any portion of the notes at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest:

Year	Redemption Price

2015	103.688%
2016	102.458%
2017	101.229%
2018 and thereafter	100.000%

Equity Clawback:	At any time prior to September 15, 2013, at a redemption price equal to 107.375% of the principal amount thereof, plus accrued and unpaid interest to the redemption date.

Make-Whole Redemption:	At any time prior to September 15, 2015, at Treasury Rate

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plus 50 basis points.

Price to Public:	100% of principal amount

Trade Date:	September 13, 2010

Settlement Date:	September 24, 2010 (T+9)

Joint Book-Running Managers:	Banc of America Securities LLC Morgan Stanley & Co. Incorporated Wells Fargo Securities, LLC

Co-Managers:	BB&T Capital Markets, a division of Scott & Stringfellow, LLC KeyBanc Capital Markets Inc. PNC Capital Markets LLC U.S. Bancorp Investments, Inc.

CUSIP / ISIN:	73179P AH9 / US73179PAH91
The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the book-running managers can arrange to send you the prospectus if you request it by calling or e-mailing Banc of America Securities LLC at 1-800-294-1322 or dg.prospectus_distribution@bofasecurities.com; Morgan Stanley & Co. Incorporated at prospectus@morganstanley.com; or Wells Fargo Securities, LLC at 1-800-326-5897 or cmclientsupport@wellsfargo.com.

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